UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 5, 2021
nCino, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39380	46-4353148
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
6770 Parker Farm Drive
Wilmington, North Carolina 28405
(888) 676-2466

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0005 per share	NCNO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On April 5, 2021, and as contemplated by the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 2, 2020, nCino, Inc. (the “Company”) entered into a lease (the “Lease”) with Cloud Real Estate Holdings, LLC (the “Landlord”), pursuant to which the Company will lease a new office building (the “Building”) of approximately 90,000 square feet of space (the “Premises”), located at 6770 Parker Farm Drive, Wilmington, North Carolina 28405 (the “Property”), to be constructed by the Landlord.
The Lease will commence upon the completion of construction of the Building and tenant improvements therein. The Lease will have a fifteen-year term, subject to certain terms and conditions. The Company has the option to extend the Lease for two eight-year terms. The Company’s monthly base rent for the Premises will be equal to (A) the project costs of the Building shell (excluding tenant improvements) multiplied by 7.30% (except to the extent the sum of projects costs for the Building shell and a nearby parking deck exceeds $40 million, that excess shall instead be multiplied by 7.35%), divided by the rentable square footage of the Premises and (B) approximately half the amount of rent calculated for the parking deck, based on its project costs. This rent will increase on January 1, 2024 and each anniversary of such date by 2.25% per annum, and the Company will pay a make-whole payment to the Landlord (based on foregone monthly escalated rent) to delay rent escalation from the anniversary of Lease commencement to the following January 1. The Company will also be obligated to pay certain other expenses under the Lease pursuant to a triple net return obligation to the Landlord.
The Company is currently in possession of another building on the Property pursuant to the Office Lease dated November 29, 2020, as amended, between the Company and Landlord, which will be extended to be coterminous with this Lease.
The description of the Lease contained in the Current Report on Form 8-K (this “8-K”) does not purport to be complete and is qualified in its entirety by reference to the copy of the Lease, which is filed as Exhibit 10.1 to the 8-K and is incorporated by reference herein.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this 8-K is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	Lease by and between nCino, Inc. and Cloud Real Estate Holdings, LLC, dated April 5, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

nCino, Inc.
Date: April 7, 2021	By:	/s/ Gregory D. Orenstein
Gregory D. Orenstein Chief Corporate Development & Legal Officer and Secretary